Exhibit 99.1
PROJECTED CAPITAL SPENDING
The following table includes the projected capital expenditures of the combined company for 2008 through 2012.

Year	Projected Capital Expenditure (in millions)
2008	$237
2009	237
2010	209
2011	144
2012	141

EBITDA Reconciliation:
($ in millions)
UNAUDITED PRO FORMA CREDIT AGREEMENT EBITDA RECONCILIATION

PF
12/31/2007
2007 Graphic EBITDA	$347.0

Adjustments:
(+) Pension Add-back	$21.3
(+) Merger Related Expenses	4.6
(+) Other	1.0

Graphic Credit Agreement EBITDA	$373.9

2007 Altivity EBITDA	$175.8

Adjustments:
Losses from Closed Facilities	1.7
Restructuring Expense — Closed Facilities	1.0
One-Time Carve Out Expenses	23.4
Duplicative Stand Alone Cost	1.2
Extraordinary & Non-Recurring — Severance / Relo’s	7.0
Amortization of Stepped Up Inventory	(0.1)
Minority Interest (Income) / Loss	0.9
Gain / Loss on Disposal of Fixed Assets	(0.6)
Santa Clara Fire/ KC Bag Water/ Philadelphia Boiler Losses	0.3
One time Graphic Packaging Merger Related Cost	2.9
Initial Marseilles Savings	0.9
Initial Ink Synergies	4.0
Equipment Lease Buyout	1.0
Headcount Reduction Savings — Delayering	0.8
Altivity 2008 Projected Cost Savings	23.0

Altivity Credit Agreement EBITDA	$243.2

Transaction Cost Synergies	20.0

Pro Forma Credit Agreement EBITDA	$637.1

Transaction Cost Synergies:
Plant Rationalization	$3.5
SG&A	6.0
Procurement	6.4
Mill Optimization	4.1

Total	$20.0